Exhibit 99.1

August 5, 2021

We are pleased to announce our financial results for the three and six months ended June 30, 2021. Consolidated net income for the three months ended June 30, 2021 was $3.0 million, or $0.67 per share, compared to $2.7 million, or $0.60 per share, for the same period in 2020, representing a 12.1% improvement quarter over quarter. Consolidated net income year to date was $5.9 million, or $1.31 per share, for the period ended June 30, 2021, compared to $4.9 million, or $1.09 per share, for the same period in 2020, representing a 20.4% improvement compared to 2020 thus far.

Increases in deposits contributed to total assets reaching $1.07 billion as of June 30, 2021 from $917.1 million as of June 30, 2020. Total loans were $783.0 million as of June 30, 2021 compared to $735.4 million as of June 30, 2020, an increase of $47.7 million primarily due to growth in the residential and commercial real estate portfolios. Total deposits increased $148.2 million, or 18.1%, since June 30, 2020 due to the general increase of money supply provided to our customers through various stimulus packages. The Company had total equity capital of $82.4 million with a book value per share of $18.37 as of June 30, 2021 compared to $75.8 million and $16.93 per share as of June 30, 2020.

The company’s subsidiary, Union Bank, continued its participation in the Paycheck Protection Program (“PPP”) initiated by the Small Business Administration (“SBA”) to help businesses and non-profits survive the financial impacts of the global pandemic and originated $31.8 million in PPP loans in 2021. This was in addition to the $70.3 million in PPP loans originated in 2020, for a total of $102.1 million in origination under the PPP. As of June 30, 2021, $44.8 million in PPP loans have been forgiven by the SBA, representing complete forgiveness of all forgiveness applications processed to date. The SBA PPP program along with other federal and state programs designed to	buffer consumers, businesses and non-profits have been vital in restoring the economy in the markets we serve.

The massive influx of cash pumped into the national economy to counter act the negative impacts caused by the closure of large segments of our economy due to the pandemic is creating lingering economic distortions. Those in a borrowing mode in their life cycle are winners, while savers and depositors are losers due to artificially low interest rates. Demand for homes has surged as a result of low interest rates, the general safety and desirability of our region, and the ability for many to work remotely. In some cases, this is having the unintended consequence of pricing many locals out of the market. Pent up demand for leisure travel and dining out is supporting our travel and tourism sectors, a vital component of the region we serve, however these same businesses are facing major staffing challenges, as workforce participation has not yet returned to normal. We are relieved to be where we are today from an economic perspective.

In April we purchased a former bank branch located in Shelburne, Vermont. We plan to open this facility in October, 2021. This investment is intended to complement our entrance into Chittenden County with the opening of our Williston and Jericho branches in 2019.

The Board of Directors declared a cash dividend of $0.33 per share for the quarter payable August 5, 2021 to shareholders of record as of July 31, 2021.

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802.888.0982 or contact our Transfer Agent at the address and phone number listed below:
TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 866.321.8022 or 720.378.5956 E-mail: shareholder@broadridge.com
NASDAQ STOCK MARKET
Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street P.O. Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLocal.com

		Neil J. Van Dyke Chair	David S. Silverman President & Chief Executive Officer

About Union Bankshares
Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 18 banking offices, two loan centers and several ATMs throughout its geographical footprint.

Union Bank has been helping people buy homes and local businesses create jobs in area communities since opening its doors over 130 years ago. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in the lives of first time home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators. Additionally, Union Bank has also been designated as an SBA Preferred lender for its participation in small business lending. Union Bank has received an "Outstanding" rating for its compliance with the Community Reinvestment Act (CRA). An institution in this group has an excellent record of helping to meet the credit needs of its assessment area, particularly in low-and moderate income neighborhoods, in a manner consistent with its resources and capabilities.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)					Union Bankshares, Inc.

								DIRECTORS	OFFICERS
								Neil J. Van Dyke -Chair	Neil J. Van Dyke - Chair
ASSETS	JUNE 30, 2021	JUNE 30, 2020	JUNE 30, 2021		JUNE 30, 2020	JUNE 30, 2021	JUNE 30, 2020	Timothy W. Sargent-Vice Chair	David S. Silverman - President & CEO

								Joel S. Bourassa	Jeffrey G. Coslett- Vice President
				(3 months ended)		(6 months ended)
								Dawn D. Bugbee	Karyn J. Hale - Chief Financial Officer
Cash and Due from Banks	$4,952	$6,049	Interest Income	$9,898	$9,139	$19,398	$18,102
								John M. Goodrich	John H. Steel - Secretary
								Nancy C. Putnam	Kristy Adams Alfieri - Assistant Secretary
Federal Funds Sold & Overnight Deposits	56,279	30,579	Interest Expense	979	1,361	2,080	2,818	Gregory D. Sargent
			Net Interest Income	8,919	7,778	17,318	15,284	David S. Silverman
Interest Bearing Deposits in Banks	12,948	9,802						John H. Steel
			Provision for Loan Losses	75	500	225	800
Investment Securities	159,275	86,221	Net Interest Income After Provision for Loan Losses	8,844	7,278	17,093	14,484	Union Bank	REGIONAL ADVISORY BOARD MEMBERS
Loans Held for Sale	42,149	43,550
			Trust Income	198	178	383	351	DIRECTORS
Loans, net	740,896	691,837	Noninterest Income	2,941	2,810	5,377	5,155	Neil J. Van Dyke -Chair	Michael R. Barrett - St. Johnsbury
								Timothy W. Sargent -Vice Chair	Steven J. Bourgeois - St. Albans
Reserve for Loan Losses	(8,505)	(6,888)	Noninterest Expenses:					Joel S. Bourassa	Andrew A. Dean - Northern NH
			Salaries & Wages	3,553	2,829	6,636	5,950	Dawn D. Bugbee	Stanley T. Fillion - Northern NH
Premises and Equipment, net	21,637	20,379						John M. Goodrich	Rosemary H. Gingue - St. Johnsbury
			Employee Benefits	1,203	1,231	2,372	2,213	Nancy C. Putnam	John M. Goodrich - St. Johnsbury
Accrued Interest & other Assets	36,506	35,554						Gregory D. Sargent	Christopher M. Knapp - Northern NH
								David S. Silverman	Coleen K. Kohaut - St. Albans
Total Assets	$1,066,137	$917,083	Occupancy Expense, net	527	477	1,004	991	Janet P. Spitler	Justin P. Lavely - St. Johnsbury
								John H. Steel	Daniel J. Luneau - St. Albans
			Equipment Expense	872	756	1,670	1,496		Mary K. Parent - St. Johnsbury
									Samuel H. Ruggiano - St. Albans
									Christine A. Sheley - Northern NH
			Other Expenses	2,234	1,818	4,160	3,633		David S. Silverman - All
								Union Bank Offices (ATMs at all Branch Locations)
LIABILITIES & SHAREHOLDERS' EQUITY	JUNE 30, 2021	JUNE 30, 2020	Total	8,389	7,111	15,842	14,283

			Income Before Taxes	3,594	3,155	7,011	5,707	VERMONT
Noninterest Bearing Deposits	$243,573	$188,741
								Berlin	1028 US Route 302	802.476.0061
Interest Bearing Deposits	610,540	484,496	Income Tax Expense	603	487	1,144	843	Fairfax	Jct. Routes 104 & 128	802.849.2600
								Hardwick	103 VT Route 15 West	802.472.8100
Time Deposits	113,567	146,255	Net income	$2,991	$2,668	$5,867	$4,864	Jeffersonville	5062 VT Route 15	802.644.6600
								Jericho	368 VT Route 15	802.899.7500
Borrowed Funds	7,164	9,497	Earnings per share	$0.67	$0.60	$1.31	$1.09	Johnson	198 Lower Main Street	802.635.6600
								Lyndonville	183 Depot Street	802.626.3100
Accrued Interest & Other Liabilities	8,926	12,327	Book Value Per Share			$18.37	$16.93	Morrisville	20 Lower Main Street	802.888.6600
									65 Northgate Plaza	802.888.6860
Common Stock	9,916	9,901						St. Albans	15 Mapleville Depot	802.524.9000
								St. Johnsbury	Operations and Loan Center
Additional Paid-in Capital	1,609	1,306							364 Railroad Street	802.748.3131
Retained Earnings									Branch
	74,006	66,020							325 Portland Street	802.748.3121
Accumulated Other Comprehensive Income	1,001	2,717						Stowe	47 Park Street	802.253.6600
								Williston	Branch
									31 Market St	802.878.7900
Treasury Stock at Cost	(4,165)	(4,177)							Loan Center
									31 Market St	802.865.1000
Total Liabilities & Shareholders' Equity	$1,066,137	$917,083
Standby letters of credit were $2,425,000 and $2,346,000 at June 30, 2021 and 2020, respectively.								NEW HAMPSHIRE
								Groveton	3 State Street	603.636.1611
								Littleton	263 Dells Road	603.444.7136
									76 Main Street	603.444.5321
								Lincoln	135 Main Street	603.745.4000
								North Conway	Commercial Loan Center
									2541 White Mountain Hwy	603.662.9408